UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 1-K

ANNUAL FINANCIAL REPORT PURSUANT TO REGULATION A
_________________________________

For the Fiscal Year Ended December 31, 2020

Park View OZ REIT, Inc
(Exact name of issuer as specified in its charter)

Commission File Number: 024-11337

Maryland	85-1631598
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Beacon Street, 32nd Floor Boston, MA 02108
(Full mailing address of principal executive offices)

(617) 971-8807
(Issuer’s telephone number, including area code)

Common Stock
(Title of each class of securities issued pursuant to Regulation A)

FORWARD-LOOKING STATEMENTS

This annual report on Form 1-K (this “Annual Report”) contains forward-looking statements about our business, operations and financial performance, including statements about our plans, strategies and objectives. Our use of words like “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “will” and similar expressions or statements regarding future periods or events are intended to identify forward-looking statements. These statements address our plans, strategies and objectives for future operations, including in relation to future growth and availability of funds, and are based on current expectations which involve numerous risks, uncertainties and assumptions. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could prove to be inaccurate and, therefore, there can be no assurance that these statements will themselves prove accurate and our actual results, performance and achievements may materially differ from those expressed or implied by these statements as a result of numerous factors, including, without limitation, those discussed under the headings “Risk Factors” in our offering circular dated February 4, 2021, as the same may be amended or supplemented from time to time, a copy of which may be accessed here, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Annual Report. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our plans, strategies and objectives, which we consider to be reasonable, will be achieved.

Part II.

Item 1. Business

The Company

In this Annual Report, unless context otherwise requires, references to “we,” “us,” “our” or the “Company” refer to Park View OZ REIT, Inc, a Maryland corporation, Park View OP, LP, a Delaware limited partnership (our “Operating Partnership”), and our Operating Partnership’s subsidiaries, taken together.

Park View OZ REIT, Inc. is a Maryland corporation formed on June 19, 2020 to originate, invest in and manage a diversified portfolio of commercial real estate properties. Park View OZ REIT, Inc. is the sole general partner of Park View OP, LP. All of our assets are held by, and all of our operations are conducted through our Operating Partnership, either directly or through its subsidiaries. We are externally managed by Park View OZ REIT Manager, LLC, a Delaware limited liability company (our “Manager”), an affiliate of our sponsor, Park View Investments, LLC (our “Sponsor”).

We are focused on identifying, acquiring, developing or redeveloping and managing commercial real estate located within qualified opportunity zones. At least 90% of our assets consist of qualified opportunity zone property.

Additionally, Park View OZ REIT Inc. intends to operate in such a manner that will help it qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Among other requirements, REITs must distribute at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain) to stockholders. We intend to qualify as a REIT for U.S. federal income tax purposes on such date as determined by our board of directors, taking into consideration factors such as the timing of our ability to generate cash flows, our ability to satisfy the various requirements applicable to REITs and our ability to maintain our status as a qualified opportunity fund. See “Note 2 – Summary of Significant Accounting Policies – Income Taxes” in our consolidated financial statements included elsewhere in this Annual Report for additional details regarding REIT taxation.

Our Manager

We are externally managed by our Manager. Pursuant to the terms of a management agreement (the “Management Agreement”) between the Company, our Operating Partnership and our Manager, we have delegated to our Manager the authority to implement our investment strategy, subject to oversight by our Board. Our Manager manages our day-to-day operations. Our officers and advisors, acting through our Manager, makes all decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our operating agreement. Our Manager also provides asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

1

Our Manager is an affiliate of our Sponsor. Pursuant to a support agreement (the “Support Agreement”) between our Manager and our Sponsor, our Sponsor provides our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the Management Agreement. Each of our executive officers is an employee or officer of our Sponsor. To the extent that we acquire more investments, we anticipate that the number of our Sponsor’s employees who devote time to our matters will increase.

Investment Strategy

We intend to concentrate our operations on the identification, acquisition and development or redevelopment of properties located within “opportunity zones.” At least 90% of our assets will consist of qualified opportunity zone properties, which will enable us to be classified as a “qualified opportunity fund.”

Our investments are expected to consist of properties for the construction and/or renovation of multifamily, student housing, senior living, healthcare, industrial, self-storage, hospitality, mixed-use, data centers and solar projects located throughout the United States and its territories. We anticipate our future operations will include the acquisition and development or redevelopment of a wide range of commercial properties located throughout the United States, as well as the acquisition of real estate-related assets, including debt and equity securities issued by other real estate companies, with the goal of increasing distributions and/or capital appreciation. We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will periodically review our investment guidelines to determine whether our investment guidelines continue to be in the best interests of our stockholders. There is no prohibition in our charter on the amount or percentage of our assets that may be invested in a single property. Initially, we expect to have a limited number of properties and up to 100% of our assets may be invested in a single property.

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return invested capital;

•	to pay attractive and consistent cash distributions;

•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to stockholders over the long term; and

•	to realize growth in the value of our investments.

Competition

In acquiring our properties, we compete with public commercial property sector REITs, income oriented non-traded REITs, private real estate fund managers, Qualified Opportunity Funds and local real estate investors and developers. Many of these entities have greater resources than us or other competitive advantages. We also face significant competition in leasing available properties to prospective tenants and in re-leasing space to existing tenants. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell, thereby increasing the price that we may be required to pay for qualified properties. The lack of available debt on reasonable terms or at all could result in further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources that we do. Additional real estate funds, vehicles and REITs with similar investment objectives to ours may be formed in the future by other unrelated parties. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, in which case our returns could be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

2

Employees

We have no employees and do not expect to have any employees in the foreseeable future. We are externally managed by our Manager, which conducts all our operations and makes all of our investment decisions, subject to the oversight and direction of our Board.

Legal Proceedings

As of December 31, 2020, we were not a party, as plaintiff or defendant, in any legal proceedings. However, it is possible that from time to time we may become involved in various lawsuits, claims and other legal proceedings arising in the ordinary course of our business.

Risk Factors

An investment in our common stock involves substantial risks. You should carefully consider the risks discussed under the heading “Risk Factors” in our offering circular dated February 04, 2021, as the same may be amended or supplemented from time to time, a copy of which may be accessed here, together with all of the other information contained in this Annual Report including the consolidated financial statements and the related notes. The risks and uncertainties discussed in our offering circular are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere in this Annual Report. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those factors discussed under the heading “Risk Factors” in our offering circular dated February 4, 2021, as the same may be amended or supplemented from time to time, a copy of which may be accessed here.

Our Offering

On January 5, 2021, we qualified with the Securities and Exchange Commission (“SEC”) an offering of our common stock, par value $0.01 per share under Regulation A (the “Offering”). We expect to offer up to $50,000,000 in shares of our common stock on a “best efforts” basis in any rolling 12-month period. We intend effectively to conduct a continuous offering of the maximum number of shares of our common stock that we are permitted to sell pursuant to Regulation A over an unlimited time period by filing a new offering statements prior to the end of the three-year period described in Rule 251(d)(3) of Regulation A. We reserve the right extend our Offering term to the extent permissible under applicable law or terminate it at any time. As of December 31, 2020, the Company has not begun operations.

Stockholder Redemption Plan

We offer our shareholders a stockholder redemption plan. The plan is outlined under the heading "Stockholder Redemption Plan" contained in our Offering Circular filed with the SEC on February 4, 2021, this may be updated from time to time by our future filings under Regulation A.

Results of Operations

As of December 31, 2020, the Company has not begun operations.

Liquidity and Capital Resources.

As our sponsor Park View Investments has been funding our offering costs. Park View Investments will continue to provide financial support until Park View OZ REIT begins generating revenue from its own activities and achieves sustainable operations.

3

Trend Information.

We are closely monitoring the evolving effects of the Covid-19 pandemic on commercial real estate markets and the economy in general.

Item 3. Directors and Officers

Executive Officers and Directors

We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors has retained our Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to our Board of Directors’ supervision. The current Board members are Michael Kelley and Elizabeth Tyminski. Our Chief Executive Officer is Michael Kelley and our Chief Financial Officer is Elizabeth Tyminski, both of which are also officers of our Manager.

Pursuant to the terms of the Management Agreement, our Manager is required to provide us with a portion of our management team, including our Chief Executive Officer, along with appropriate support personnel. Pursuant the terms of the Sponsor Agreement, our Sponsor provides our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the Management Agreement. Each of our executive officers is an employee or officer of our Sponsor. Our Manager, and the employees and officers of our Sponsor are only required to devote such time to our business and affairs is necessary and appropriate commensurate with the level of our activity.

Our Manager performs its duties and responsibilities pursuant to the Management Agreement. Our Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our stockholders. Furthermore, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.

As of the date of this annual report, the executive officers of the Company and their positions and offices are as follows:

Name	Age	Position Held
Michael Kelley	55	Chairman of the Board, Chief Executive Officer and President
Elizabeth Tyminski	56	Vice Chairman of the Board, Chief Financial Officer

The address of each director listed is One Beacon Street, 32nd Floor, Boston, MA 02108. Set forth below is biographical information with respect to our directors. Biographical information for each of our management directors may be found above in “Our Manager and the Management Agreement—Management Biographical Information.”

Michael Kelley

Mr. Kelley has 30 years of experience in business and financial markets. Prior to founding Park View Investments Mr. Kelley, through Niagara International Capital, worked with clients structuring capital transactions to fund real estate development and operating company operations. He was early to recognize the potential of Opportunity Zones to change the course of capital flows. Through his writings and presentations Mr. Kelley has become a leading voice on Opportunity Zones and how investors and community leaders can benefit from them. He is active in the entrepreneurial community having served as a mentor, board member and pitch competition judge. Previously he focused on investing in emerging markets for a family office and worked at several investment banks raising capital in a wide variety of industries. Mr. Kelley has a B.A. in Economics from the University of Massachusetts. Mr. Kelley was selected as a director because of his extensive financial markets experience and his ability to lead our company through the opportunities and challenges inherent in our business.

Elizabeth Tyminski

Ms. Tyminski brings 25+ years of experience in management, human resources, and leadership. She is adept at identifying challenges, defining solutions and implementing new processes and procedures to drive results. Currently she is running a non-profit that promotes the engineering profession in the built environment. She the immediate past Vice President of the Association of Junior Leagues International, a 140,000 member organization. She is a highly active volunteer for her alma mater, Smith College and is the immediate past President of the Boston Smith College Club. Elizabeth is a MBA recipient from Boston College where she graduated first in her class. Ms. Tyminski was selected as a director because of her extensive financial and operational experience.

4

Advisory Board

Our Board of Directors has created an Advisory Board to provide it and the Manager advice regarding, among other things, potential investments, general market conditions and debt and equity financing opportunities. The members of the Advisory Board will not be managers or officers of our company and will not have any fiduciary or other duties to shareholders. The Advisory Board will initially consist of: Warren Isabelle, Ken Mabbs and Michael Galasso. The Advisory Board will not participate in meetings of our Board of Directors unless specifically invited to attend. The Advisory Board will meet at such times as requested by our Board of Directors or our Manager. The members of the Advisory Board can be appointed and removed and the number of members of the Advisory Board may be increased or decreased by the Manager at any time and for any reason. The appointment and removal of members of the Advisory Board do not require approval of the Company’s stockholders. Set forth below is biographical information with respect to the initial member of the Advisory Board.

Michael Galasso

Mr. Galasso has over 25 years’ experience in developing, financing, constructing and managing a diverse portfolio of urban infill developments. His development company revitalized the Little Italy and East Village neighborhoods in San Diego with a series of infill affordable and market rate housing, historic renovation, hotels and mixed use developments. He has served and been appointed to numerous governmental committees and planning boards including being appointed by the Mayor of San Diego to its Affordable Housing Taskforce and the chair of its Development Expedite Program. Recently he was chairman of the Falmouth Economic and Industrial Corporation in his hometown of Falmouth Massachusetts and helped form and was the original executive director of a new non-profit to redevelop downtown New Bedford Massachusetts and is currently developing a number of workforce housing projects. Mr. Galasso is experienced in utilize low income housing tax credits, historic tax credits, HOME funds, CBDG, tax exempt bonds and other governmental programs to finance the development and redevelopment of underserved urban areas. He has worked with Mass Housing, the Massachusetts Department of Housing and Community Development and Mass Development to financings housing and community development projects. He is a graduate of Boston College and attended San Diego State Graduate Program in Urban Planning and has attended numerous executive and professions development programs at Harvard University, MIT, UCSD and New York University.

Warren Isabelle, CFA

Mr. Isabelle is a founder and former Managing Member of Ironwood Investment Management. He began his career at The Hartford Insurance Group in 1983 and joined The Pioneer Group in 1984 as a chemical analyst. In July 1990, Mr. Isabelle opened the Pioneer Capital Growth mutual fund and opened the Pioneer Small Company Fund in 1994. He managed both funds until January 1997 in addition to taking on duties as Director of Research and Head of Domestic Equities. He was then hired by the Evergreen Funds as chief investment officer for equities before establishing Ironwood. Since January 2004, Mr. Isabelle has served as a member of the Public Board and Vice-Chairman of the Investment Committee of the University of Massachusetts Foundation. Mr. Isabelle is a Chartered Financial Analyst and a member of the CFA institute. Mr. Isabelle received a Bachelor of Science degree in chemistry from Lowell Technological Institute, a Master of Science degree in Polymer Science and Engineering from the University of Massachusetts, and a Masters in Business Administration from the Wharton School, University of Pennsylvania.

Kenneth Mabbs

Mr. Mabbs started his career as an investment banker with Bear Stearns focused primarily on technology-oriented companies.  He left to become the Director of Investment Banking of First Albany Corporation/Gleacher Company.  With their initial sponsorship, he raised a fund called FA Technology Ventures where he was Managing Partner for twenty years.  FA Technology Ventures was typically the lead investor in early stage technology companies and took an active role in helping guide their investment's management through a Board of Directors position. FA Technology Ventures' performance was in the top quartile of its peer group nationally.  FA Technology Ventures was a lead investor in a number of iconoclastic companies such as iRobot, eInk, Softricity, BinOptics, CreditSights and A123 Systems.  Ken currently is a Managing Partner of QKA Ventures, the successor partnership of FA Technology Ventures.

5

Compensation of Members of our Board and Advisory Board

Our Board has the authority to fix the compensation of all members of our Board and Advisory Board and may pay compensation to directors for services rendered to us in any other capacity. A member of our Board who is also an employee of our Manager or our Sponsor is referred to as an employee director. Employee directors will not receive compensation for serving on our Board.

We will fix and review the compensation of our non-employee, independent directors and Advisory Board members on an annual basis. Any fees paid to our non-employee directors and Advisory Board members may be paid in cash, shares of our stock or a combination of the two. We will also reimburse each of our directors and Advisory Board members for travel expenses incurred in connection with attendance at meetings, if any.

For the years ended December 31, 2020 we did not make any payments to the members of our Board or Advisory Board, as we had not yet begun operations. Once Park View OZ REIT has begun operations and reached one million dollars in assets, our Advisory Board members will begin to receive annual compensation for their service of $10,000 annually.

Compensation of our Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Manager also serves as an executive officer of the Company. Each of these individuals receives compensation for his services, including services performed for us on behalf of our Manager, from the Manager. As executive officers of our Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

The following table sets forth the beneficial ownership of shares of our common stock for (i) each person who is expected to be the beneficial owner of 5% or more of our outstanding common stock or 5% or more of our outstanding common stock as of the date of this offering circular, (ii) each director and executive officer of the Company, and (iii) the directors and executive officers of the Company as a group. To our knowledge, each person that beneficially owns shares of our common stock has sole voting and disposition power with regard to such shares.

6

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at One Beacon Street, 32nd Floor, Boston, MA 02108.

	Common Stock
Item 4. Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of All Shares

5% Stockholders:
Park View Investments, LLC	100	100%

Executive Officers and Directors:	100	100%
Michael F. Kelley (1)(2)	100	100%
Elizabeth Tyminski	-	-

All directors and executive officers as a group (2 persons)	100	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person, directly or indirectly, has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, and/or “investment power,” which includes the power to dispose, or to direct the disposition of, such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Michael Kelley has indirect control over the voting and disposition of the shares of our common stock owned by Park View Investments, LLC.

Item 5. Interest of Management and Others in Certain Transactions

None

Item 6. Other Information

None

7

Item 7. Audited Financial Statements

Index to Financial Statements of
Park View OZ REIT Inc.

June 19, 2020 (Formation) to December 31, 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Park View OZ REIT, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Park View OZ REIT, Inc (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period of June 19, 2020 (formation) through December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period of June 19, 2020 (formation) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

We have served as the Company’s auditor since 2020.

Plantation, Florida

April 15, 2021

F-2

Park View OZ REIT, Inc

Balance Sheet

December 31, 2020

Assets:
Cash and cash equivalents	$10,000
Total Assets	$10,000

Commitments and Contingencies

Stockholder's Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	$-
Common stock, $0.01 par value, 9,000,000 shares authorized; 100 shares issued and outstanding	1
Additional paid-in capital	9,999
Retained earnings	-
Total Liabilities and Stockholder's equity	$10,000

See accompanying notes to financial statements

F-3

Park View OZ REIT, Inc

Statement of Operations

For the period beginning June 19, 2020 (Formation) to December 31, 2020

Revenues	$-

Operating Expenses	-

Net Income	$-

See accompanying notes to financial statements.

F-4

Park View OZ REIT, Inc

Statement of Changes in Stockholder’s Equity

For the period beginning June 19, 2020 (Formation) December 31, 2020

	Preferred Stock - Shares	Preferred Stock - Amount	Common Stock - Shares	Common Stock - Amount	Additional Paid-in Capital	Retained Earnings	Total

Balance at June 19, 2020	-	$-	-	$-	$-	$-	$-
Capital Contributions	-	-	100	1	9,999	-	10,000
Net Income	-	-	-	-	-	-	-

Balance at December 31, 2020	-	$-	100	$1	$9,999	$-	$10,000

See accompanying notes to financial statements.

F-5

Park View OZ REIT, Inc

Statement of Cash Flows

For the period beginning June 19, 2020 (Formation) to December 31, 2020

Operating Activities:
Net Income	$-
Net Cash Provided by Operating Activities	-

Financing Activities
Capital Contributions from a Related Party	10,000
Net Cash Provided by Financing Activities	10,000

Net Change in Cash and Cash Equivalents	10,000
Cash and Cash Equivalents at the Beginning of Period	-
Cash and Cash Equivalents at End of Period	$10,000

See accompanying notes to financial statements.

F-6

PARK VIEW OZ REIT, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD BEGINNING JUNE 19, 2020 (FORMATION) TO DECEMBER 31, 2020

1.	Formation and Organization

Park View OZ REIT, Inc (the “Company”) was formed on June 19, 2020, as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with its fiscal year ending December 31, 2021 or such later date as determined by the Company’s Board of Directors. The Company was organized to initially function as a qualified opportunity fund, as defined in the Internal Revenue Code of 1986, as amended (the “Code”). As a Qualified Opportunity Fund, the Company's primary purpose is to identify, acquire and develop or redevelop properties located within qualified opportunity zones. All of the Company’s business will be externally managed by Park View REIT Manager, LLC (the “Manager”), a Delaware limited liability company.

As of December 31, 2020, the Company has not begun operations.

The Company has authorized: (i) 9,000,000 shares of common stock at $.01 par value per share and (ii) 1,000,000 shares of preferred stock at $.01 par value per share. As of December 31, 2020, we have not issued any preferred shares. The Company may increase the number of shares of common or preferred stock without stockholder consent. As of December 31, 2020, the Company has issued 100 shares of common stock to Park View Investments, LLC (the "Sponsor") for $10,000.

The Company has filed an offering statement on Form 1-A with the Securities and Exchange Commission (“SEC”) with respect to an offering (the “Offering”) of up to $50,000,000 in shares of its common stock, for an initial price of $100 per share.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements and related notes of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could materially differ from those estimates.

Organizational, Offering and Related Costs

Organization and offering costs of the Company are initially being paid by the Manager on behalf of the Company. These organization and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Company’s management agreement (the “Management Agreement”), the Company will be obligated to reimburse the Manager, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, subject to a minimum offering raise, as described below.

F-7

Beginning on the date that the Company starts its operations, it will start to reimburse the Manager, without interest, for these organization and offering costs incurred both before and after that date. Reimbursement payments will be made in monthly installments.

As of April 15, 2021, the Manager has incurred organization and offering costs of approximately $166,000 on behalf of the Company. These costs are not recorded in the financial statements of the Company as of December 31, 2020, because such costs are not a liability of the Company until the minimum number of shares of the Company’s common stock are issued. When recorded by the Company, organization costs will be expensed as incurred, and offering costs will be charged to additional paid-in capital as such amounts are reimbursed to the Manager or its affiliates from the gross proceeds of the Offering.

Recent Accounting Pronouncements

Management has determined that all recently issued accounting pronouncements will not have a material impact on the Company’s financial statements or do not apply to the Company’s operations.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Code and intends to operate as such. Because qualifying opportunity zone investments usually require substantial development or redevelopment the Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its stockholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.	Related Party Arrangements

Park View REIT Manager, LLC

On July 30, 2020, the Company has entered into a five-year management agreement with the Manager.

Subject to certain restrictions and limitations, the Manager is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

The Manager and certain affiliates of the Manager will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

The Manager will be reimbursed for organization and offering expenses incurred in conjunction with the Offering subject to achieving the minimum capital raise. The Company will reimburse the Manager for the actual expenses incurred on behalf of the Company in connection with the selection, acquisition or origination of an investment, whether or not the Company ultimately acquires or originates the investment. The Company will reimburse the Manager for out-of-pocket expenses paid to third parties in connection with providing services to the Company. Expense reimbursements payable to the Manager also may include expenses incurred by the Sponsor in the performance of services pursuant to a shared services agreement between the Manager and the Sponsor, including any increases in insurance attributable to the management or operation of the Company.

F-8

After the Company has begun operations, the Company will pay the Manager a quarterly management fee of one-fourth of 0.75%, which, until 12 months following the commencement of the offering, will be based on our offering proceeds as of the end of each quarter, and thereafter will be based on our net asset value (“NAV”) at the end of each prior quarter. The Company will also issue the Manager a 5% interest in common stock, subject to anti-dilution protection.

4.	Economic Dependency

Under various agreements, the Company has engaged Park View REIT Manager, LLC and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Park View REIT Manager, LLC and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

5.	Stockholder Redemption Plan

The Company has adopted a stockholder redemption plan whereby, on a quarterly basis, an investor has the opportunity to obtain liquidity. The Company intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter (the “Redemption Date”). Share repurchases under the stock redemption plan will be effected at a repurchase price equal to the Company’s NAV per share for the quarter in which the Redemption Date occurs.

In addition, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, including to protect the Company’s operations and its non-redeemed stockholders, to prevent an undue burden on the Company’s liquidity, to preserve the Company’s status as a REIT, following any material decrease in our NAV, or for any other reason. However, in the event that the Company amends, suspends or terminates the Company’s redemption plan, the Company will file an offering circular supplement and/or Form 1-U, as appropriate, to disclose such amendment. The Manager may also, in its sole discretion, decline any particular redemption request if it believes such action is necessary to preserve the Company’s status as a REIT (for example, if a redemption request would cause a non-redeeming stockholder to violate the ownership limits in the Company’s operating agreement or if a redemption constitutes a “dividend equivalent” redemption that could give rise to a preferential dividend issue, to the extent applicable). Therefore, a stockholder may not have the opportunity to make a redemption request prior to any potential termination of the Company’s redemption plan.

6.	Commitments and Contingencies

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative impact on the Company’s financial position and its results of operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7.	Subsequent Events

Management has evaluated subsequent events to determine if events or transactions through the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statement. Management has evaluated the activity of the Company through April 15, 2021 and there are no subsequent events to report.

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Item 8. Index to Exhibits

Exhibit No.	Description
2A.1	Articles of Amendment and Restatement of the Company**
2B.1	Amended and Restated Bylaws of the Company adopted by the Board of Directors on November 12, 2020**
4.1	Form of Subscription Package**
6.1	Form of Agreement of Limited Partnership of Park View OZ REIT OP, LP**
6.2	Form of Amended Management Agreement by and among the Company, Park View OZ REIT OP, LP Park View OZ REIT Manager, LLC**
6.3	Form of Support Agreement by and between the Company, Park View Investments, LLC, Park View OZ REIT Manager, LLC**
11.2	Consent of Novogradac & Company LLP*

* Filed herewith

**Filed previously.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on April 15, 2021.

Park View OZ REIT Inc

By:	/s/ Michael Kelley
Michael Kelley
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Kelley	Chairman of the Board and Chief Executive Officer	April 15, 2021
Michael Kelley

/s/ Elizabeth Tyminski	Vice Chairman of the Board, Chief Financial Officer	April 15, 2021
Elizabeth Tyminski

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